Exhibit 99.1

NightFood (NGTF) Adds Digital Growth Expert Gregory Getner,
Peter Leighton to Focus on Launch of Half-Baked Snack Line

Tarrytown, NY, February 5, 2018 – NightFood Holdings, Inc. (OTC: NGTF) the category leading, better-for-you, sleep-friendly nighttime snack company, announced today that digital marketing industry veteran Gregory Getner has joined the NightFood brand team and that CMO Peter Leighton will be directing his efforts to development of the Half-Baked brand of cannabis related snacks for NGTF subsidiary MJ Munchies, Inc.

The Company is coming off a string of revenue record setting months and quarters selling NightFood direct-to-consumer. After a record start to January, paid advertising was temporarily paused as the Company is waiting for new inventory to hit the warehouse, expected in a few weeks.

Getner boasts 15 years of experience with many of the world’s top ad agencies, including Saatchi & Saatchi LA, Young & Rubicam, and Digitas NYC, and comes to NightFood to further improve all digital sales metrics, now commonly referred to as “growth hacking”.

“We have a website that’s proven efficient at converting ice cold visitors into paying customers. The next step is to turn those customers into raving fans and influencers,” explained Sean Folkson, NightFood CEO. “Greg is a rock star with a resume a mile long. He’s here to identify, and execute on, opportunities in each of those areas. Social media and digital word of mouth are the key growth drivers in explosive snack brands.”

Getner’s compensation package features a combination of cash and equity, and is heavily performance based. Getner will advise on NightFood’s social media strategy and programs to drive social sharing and community, while implementing systems to encourage additional repeat purchase behavior from existing customers, such as automatic shipments and segmented consumer follow-up.

“NightFood is such a powerful brand solving a massive and relatable problem. That makes everything significantly easier,” commented Getner. “I’m not surprised we’re seeing such strong order rates on site. My job is to build on that initial relationship, while creating awareness of the brand and scaling revenue.”

At the same time, NightFood CMO Peter Leighton will shift his focus to product development within the Half-Baked line. The Company recently trademarked the Half-Baked brand name to introduce a line of snacks in the CBD and marijuana-related space. Over the years, Leighton has led innovation and product strategies for brands such as Natrol, Weider Nutrition, Cascadian Farm, Tiger’s Milk, and National Beverage Corp.

“I think the unique and innovative products we’re developing with Half-Baked will take the industry by surprise,” offered Leighton. “To our knowledge, there’s nobody out there doing anything like what we’re working on. We’ve already received inquiries about licensing the Half-Baked brand name, but right now, we’re in full-on product development mode.”

The Company initially plans to distribute Half-Baked snacks both online and in dispensaries around the country. Management believes the advancement of laws regarding the legalization of marijuana in the U.S. and around the world will drive an increase in the value of the Half-Baked line, and the value of the Half-Baked trademark itself.

About NightFood:

NightFood (OTC: NGTF), operates both NightFood, Inc. and MJ Munchies, Inc.

NightFood, Inc, “The Nighttime Snack Company”, is a snack food company dedicated to providing consumers delicious, better-for-you, sleep-friendly choices for evening snacking.  According to IRI Worldwide, 44% of snack consumption occurs at night, representing a consumer spend of over $1B weekly on nighttime snacks.

Market research giant Mintel recently released a report identifying nighttime specific food and beverages as one of their most “compelling and category changing” trends for 2017 and beyond.

Currently, consumer’s most popular choices are cookies, chips, ice cream, and candy.  These options are generally understood to be unhealthy, and often contain ingredients and nutritional profiles that can impair sleep quality.  NightFood creates, manufactures, and distributes snacks formulated to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way.

MJ Munchies, Inc. was recently formed as a new, wholly owned subsidiary, to exploit legally compliant opportunities in the CBD and marijuana edibles and related spaces. The Company intends to market some of these new products under the brand name “Half-Baked”. As the legal landscape around CBD and cannabis related products continues to change and evolve, MJ Munchies will continue to explore, identify, and capitalize on opportunities clearly defined as legal. The Company believes tremendous opportunities currently exist to launch successful and compliant products in this space, and that such opportunities will continue to grow over time.

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For more information, visit http://ir.nightfood.com and www.nightfood.com and

Questions can be directed to investors@nightfood.com

Forward Looking Statements:

This current press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Peter Leighton
peter@nightfood.com
888-888-6444, x5

Investor Contact:
Parker Mitchell
Regal Consulting, LLC
investors@nightfood.com

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